As filed with the Securities and Exchange Commission on April 22, 2002

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                          BUTLER MANUFACTURING COMPANY
             (Exact name of registrant as specified in its charter)
                                   -----------

      Delaware                                          44-0188420
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          BUTLER MANUFACTURING COMPANY
                          STOCK INCENTIVE PLAN OF 2002
                                       AND
                                2002 STOCK OPTION
                                PLAN FOR OUTSIDE
                                    DIRECTORS
                              (Full Title of Plan)

                                  1540 Genessee
                           Kansas City, Missouri 64102
                                 (816) 968-3000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -----------
                                  John W. Huey
                  Vice President, General Counsel and Secretary
                          Butler Manufacturing Company
                                  1540 Genessee
                           Kansas City, Missouri 64102
                                 (816) 968-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                 with copies to:
                              Carl W. Struby, Esq.
                               Lathrop & Gage L.C.
                        2345 Grand Boulevard, Suite 2800
                           Kansas City, Missouri 64108
                                 (816) 292-2000
                                   -----------

--------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
            Title of Each                 Amount To Be         Proposed Maximum         Proposed Maximum          Amount of
         Class of Securities            Registered(1)(2)      Offering Price(3)       Aggregate Offering(3)    Registration Fee
          To Be Registered                                        Per Share                   Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (4)              319,000                $27.575                 $8,796,425                $810
--------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional amount which may result from plan adjustment amounts, stock dividends or similar transactions with respect to undistributed shares.

(2) Of these shares, 279,000 are being registered for sale under the Stock Incentive Plan of 2002 and 40,000 are being registered for sale under the 2002 Stock Option Plan for Outside Directors.

(3) Pursuant to Rule 457(c) and (h) under the Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock of the Company as reported on the New York Stock Exchange on April 17, 2002.

(4) Includes one preferred stock purchase right for each share of Common Stock, pursuant to a Rights Agreement dated as of September 16, 1998 between the Company and UMB Bank, N.A. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the shares of Common Stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Section 10(a) prospectus relating to the Butler Manufacturing Company Stock Incentive Plan of 2002 (the "Stock Incentive Plan") and the 2002 Stock Option Plan for Outside Directors (the "Directors Plan" and collectively with the Stock Incentive Plan, the "Plans") are omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part of this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     2. All other reports filed by the Company under Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 2001;

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed October 18, 1996, including any amendment or report filed for the purpose of updating such description; and

     4. The description of preferred stock purchase rights set forth in the Company's Registration Statement on Form 8-A filed on September 23, 1998, including any amendment or report filed for the purpose of updating such description.

     In addition to the foregoing documents, documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of these documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     John W. Huey, who has given an opinion to the Company opining as to the validity of the securities being issued pursuant to the Plans, is Vice President, General Counsel and Secretary of the Company and is eligible to participate in the Stock Incentive Plan. As of February 20, 2002, Mr. Huey beneficially owned 23,593 shares of the Company's Common Stock., of which 18,000 shares were subject to then exercisable stock options granted under prior plans of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity for another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law also provides that
(1) a corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is to be made with respect to any matter as to which he or she has been adjudged liable unless authorized by the court; (2) a corporation shall indemnify any such person against expenses actually and reasonably incurred in defense of any such action (whether or not by or in the right of the corporation) if such person has been successful in defense of the action, suit or proceeding; and (3) a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability.

     Pursuant to the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that each person who is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is an officer or director of the Company or who, while an officer or director of the Company, was serving at the request of the Company as an officer or director of another enterprise (including an employee benefit plan as a plan fiduciary), shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law; provided, that the Company shall indemnify a person seeking indemnity in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors; provided further, that the Company is not required to provide indemnity with respect to any claim made against the director or officer (i) for an accounting of profits made from the purchase or sale by the officer or director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (ii) for amounts paid in settlement of a claim without the consent of the Company.

     The indemnification provisions in the Company's Certificate of Incorporation also entitle an officer or director to obtain payment of expenses incurred by such person in defending against a proceeding in advance of the outcome if such person undertakes in writing to repay such amounts if it shall ultimately be determined that he or she is not entitled to indemnity.

     The Company also has purchased a director's and officer's liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     4.1 Restated Certificate of Incorporation of Butler Manufacturing Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996).

     4.2 Bylaws of Butler Manufacturing Company as amended effective November 27, 2001 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

     4.3 Certificate of Designations of Series A, Class 1 Preferred Stock of Butler Manufacturing Company (incorporated by reference to Exhibit A to Exhibit 1.1 to the Company's Form 8-A filed September 23,
             1998).

     4.4 Rights Agreement dated September 16, 1998 between Butler Manufacturing Company and UMB Bank, N.A. which includes the form of Rights as Exhibit C (incorporated by reference to Exhibit 1.1 to the Company's Form 8-A filed September 23, 1998).

     *4.5    Butler Manufacturing Company Stock Incentive Plan of 2002.

     *4.6 Butler Manufacturing Company 2002 Stock Option Plan for Outside Directors.

     *5 Opinion of Counsel as to legality of the obligations being registered hereby.

     *23.1   Consent of Arthur Andersen LLP.

     *23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement).

     *24.1   Certified Resolutions of the Board of Directors of the Company.

     *24.2 Powers of Attorney executed by officers and directors of the Company who have signed the Registration Statement.

*  Filed Herewith

ITEM 9. UNDERTAKINGS.

     (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Provided, however, that paragraphs 1.(a)(i) and 1.(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on the 18th day of April, 2002.


                               BUTLER MANUFACTURING COMPANY

                               By:  /s/ John J. Holland*
                                    --------------------
                                    Name:  John J. Holland
                                    Title: Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    Name                                              Title                                         Date

/s/ John J. Holland*                           Director, Chairman and Chief Executive Officer        April 18, 2002
----------------------------------------
John J. Holland                                (Principal Executive Officer)

/s/ Ronald E. Rutledge*                        Director and President                                April 18, 2002
----------------------------------------
Ronald E. Rutledge

/s/ Larry C. Miller*                           Vice President-Finance (Principal Financial Officer)  April 18, 2002
----------------------------------------
Larry C. Miller

/s/ John T. Cole*                              Controller (Principal Accounting Officer)             April 18, 2002
----------------------------------------
John T. Cole

/s/ K. Dane Brooksher*                         Director                                              April 18, 2002
----------------------------------------
K. Dane Brooksher

/s/ Gary M. Christensen*                       Director                                              April 18, 2002
----------------------------------------
Gary M. Christensen

/s/ Susan F. Davis*                            Director                                              April 18, 2002
----------------------------------------
Susan F. Davis

/s/ C.L. William Haw*                          Director                                              April 18, 2002
----------------------------------------
C.L. William Haw

/s/ Robert J. Reintjes, Sr.*                   Director                                              April 18, 2002
----------------------------------------
Robert J. Reintjes, Sr.

/s/ Gary L. Tapella*                           Director                                              April 18, 2002
----------------------------------------
Gary L. Tapella

/s/ William D. Zollars*                        Director                                              April 18, 2002
----------------------------------------
William D. Zollars

     John W. Huey, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above referenced directors and officers of the Company pursuant to a Resolution and powers of attorney executed by each of such persons and filed herewith as Exhibits 24.1 and 24.2, respectively.


*By    /s/ John W. Huey
       --------------------
           John W. Huey
           Attorney-in-fact

                                 EXHIBIT INDEX

   4.1 Restated Certificate of Incorporation of Butler Manufacturing Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
            1996).

   4.2 Bylaws of Butler Manufacturing Company as amended effective January 19, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
            2001).

   4.3 Certificate of Designations of Series A, Class 1 Preferred Stock of Butler Manufacturing Company (incorporated by reference to Exhibit A to Exhibit 1.1 to the Company's Form 8-A filed September 23, 1998).

   4.4 Rights Agreement dated September 16, 1998 between Butler Manufacturing Company and UMB Bank, N.A. which includes the form of Rights as Exhibit C (incorporated by reference to Exhibit 1.1 to the Company's Form 8-A filed September 23, 1998).

   *4.5     Butler Manufacturing Company Stock Incentive Plan of 2002.

   *4.6     Butler  Manufacturing  Company  2002 Stock  Option  Plan for Outside
            Directors.

   *5       Opinion  of  Counsel  as  to  legality  of  the  obligations   being
            registered hereby.

   *23.1    Consent of Arthur Andersen LLP.

   *23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement).

   *24.1    Certified Resolutions of the Board of Directors of the Company.

   *24.2 Powers of Attorney executed by officers and directors of the Company who have signed the Registration Statement.

*        Filed Herewith